AMENDED AND RESTATED FEE, REIMBURSEMENT AND INDEMNITY AGREEMENT

This Amended and Restated Fee, Reimbursement and Indemnity Agreement (the “Agreement”) is made and entered into effective as of the 9th day of January, 2018, by and between HHS GUARANTY, LLC, a Texas limited liability company (the “LLC”), and HARTE HANKS, INC., a Delaware corporation (“Harte Hanks”).

W I T N E S S E T H:

WHEREAS, pursuant to a loan agreement and related documents dated as of April 17, 2017, by and between Texas Capital Bank, N.A. (the “Bank”) and Harte Hanks, as amended on the date hereof, the Bank agreed to provide Harte Hanks a revolving line of credit in the maximum aggregate principal amount of $22,000,000 (the “Loan”); and

WHEREAS, at the request of Harte Hanks and as required by the Bank, the LLC agreed to guaranty all of the payment obligations of Harte Hanks under the Loan by pledging the Collateral (as hereinafter defined) to the Bank, pursuant to the terms of that one certain Pledge Agreement, dated as of April 17, 2017 (the “Pledge Agreement”) and that one certain Note Purchase Agreement, dated as of the date hereof (the “Note Purchase Agreement”), which amended and restated a prior Note Purchase Agreement, dated as of April 17, 2017 (the Pledge Agreement and Note Purchase Agreement are collectively referred to herein as the “Pledge Documents”); and

WHEREAS, pursuant to the Pledge Documents, the LLC will continue to pledge a minimum of $24,000,000 in cash and marketable securities to the Bank, and the Bank will continue to have custody and control over such cash and marketable securities (the “Collateral”); and

WHEREAS, Harte Hanks agreed to compensate the LLC for the LLC’s pledge of the Collateral to secure the Loan for the benefit of Harte Hanks, pursuant to the terms and conditions of that one certain Fee, Reimbursement and Indemnity Agreement, dated as of April 17, 2017 (the “Original Reimbursement Agreement”); and

WHEREAS, the LLC and Harte Hanks desire to amend and restate the Original Reimbursement Agreement by entering into this Agreement     setting forth the terms and conditions governing the compensation of the LLC for the LLC’s pledge of the Collateral to secure the Loan for the benefit of Harte Hanks; and

WHEREAS, in exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties wish to enter into this Agreement;

NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which is hereby acknowledged, Harte Hanks and the LLC agree as follows:

1.    Payments, Performance, Covenants.

(a)     In the event the Bank makes any demand on Harte Hanks, or Harte Hanks is otherwise required to perform any obligations under the Loan (including without limitation, any payment obligation) or any Loan Documents (as hereafter defined), Harte Hanks shall promptly perform its obligations under the Loan or applicable Loan Document.

(b)     In the event any such amount is not timely paid or such obligation is not timely performed by Harte Hanks and the Bank seeks to enforce the LLC’s guaranty under the Pledge Documents, or, in the event the LLC is required to purchase the Loan from the Bank as set forth in the Loan Documents, Harte Hanks shall reimburse, within five days of receiving notice from the LLC, to the LLC the aggregate amount of all funds advanced by the LLC or paid to the Bank for the purchase of the Loan or otherwise, on account of such obligation, together with interest on such amount at an annual rate equal to the prime rate (as defined below) plus 6%, from the date of payment by the LLC until all such amounts have been repaid by Harte Hanks. For the purpose of this Agreement, “prime rate” shall mean the variable rate of interest, per annum, most recently announced by the Bank, as its “prime rate,” whether or not such announced rate is the lowest rate available from such bank.

(c)     Harte Hanks will not agree to any amendment, modification, waiver or supplement to the Loan or any of the documents, instruments or agreements executed in connection therewith (collectively, the “Loan Documents”) without the prior written consent of the LLC. Harte Hanks will use reasonable best efforts to accommodate the LLC’s written request that any subsidiary of Harte Hanks become party to that certain Security Agreement dated as of April 17, 2017 between Harte Hanks and the Bank, as amended on the date hereof (the “Security Agreement”), pursuant to Section 4.21 of the Security Agreement.

(d)    The LLC’s willingness to pledge the Collateral with respect to the Loan is contingent (the “Credit Support Contingency”) on the LLC having one representative (the “LLC Representative”) director on Harte Hanks’ Board of Directors (the “Board”). David L. Copeland (“Copeland”) is currently a Board director and the LLC acknowledges that so long as Copeland is a Board director, Copeland shall be deemed to be the LLC Representative and the Credit Support Contingency shall be deemed to be satisfied. If Copeland (or a successor LLC Representative elected or appointed in accordance with this paragraph) is no longer a Board director, whether by death, removal, incapacity, failure to be elected, or otherwise, Harte Hanks agrees to use its best efforts to cause, within 45 days after receipt of an LLC Representative Vacancy Notice (defined below), the successor designated by the LLC Representative in the LLC Representative Vacancy Notice to become a Board director, whether by creating a vacancy on the Board, obtaining a resignation of an incumbent Board director, removing an incumbent Board director, expanding the Board, or otherwise. The “LLC Representative Vacancy Notice” (so called herein) must (i) be in writing, (ii) be executed by a duly authorized representative of the LLC, (iii) be delivered in accordance with Section 8 of this Agreement and (iv) set forth the LLC’s designee (the “LLC Designee”) to be the successor LLC Representative. The LLC Designee, if appointed or elected, shall be deemed to be the LLC Representative and shall be deemed to satisfy the Credit Support Contingency. If the LLC Designee is not appointed or elected to the Board within 45 days after Harte Hanks’ receipt of the LLC Representative Vacancy Notice (such event being referred to herein as a “Credit Support Event”), LLC shall have the right to purchase the Loan in accordance with the terms of the Note Purchase Agreement, and upon the consummation of such purchase, the Credit Support Event shall automatically be deemed to be an Event of Default under the Credit Agreement (as defined in the Note Purchase Agreement) giving rise to the remedies set forth therein in favor of the LLC, as successor in interest to the Bank; provided, however, that no Credit Support Event shall have occurred if prior to the expiration of the 45-day period after Harte Hanks’ receipt of the LLC Representative Vacancy Notice, the Bank releases its security interest in and to the Collateral and the LLC has no further obligation to pledge collateral as security for the Loan.

2.    Fees and Reimbursement of Expenses.

(a)As consideration for the pledge of the Collateral, for so long the Collateral is pledged to and held by the Bank, Harte Hanks hereby agrees to pay to the LLC a quarterly fee (the “Quarterly Fee”) equal to 0.5% of the Collateral actually pledged (or if the Commitment has been reduced pursuant to Section 3.2(b) of the Credit Agreement or other agreement of Harte Hanks, then on such portion of the Collateral as is required by the Bank in respect of such Commitment) on the last day of the month prior to such Quarterly Fee’s due date. The Quarterly Fees due under this Agreement shall be due on the 17th day of January, April, July and October.

(b)[reserved]

(c)In addition to the Quarterly Fees due under this Agreement, Harte Hanks shall, within five days of receiving a request from the LLC, reimburse the LLC for all LLC costs and expenses incurred by the LLC in connection with this Agreement, the Loan, the Loan Documents, the Pledge Documents, and the pledge of the collateral (collectively, the “Reimbursed Expenses”). The Reimbursed Expenses shall include, but are not limited to, reasonable legal, accounting, custody and Bank fees, expenses, and costs incurred by the LLC in its formation, initial funding, and throughout the term of this Agreement (except to the extent related to LLC activities after the date hereof which are unrelated to this Agreement or the Loan Documents).

(d)All payments made under this Agreement shall be paid by Harte Hanks in cash pursuant to a check or wire transfer made payable to the LLC.

3.    Obligations of Harte Hanks. The obligations of Harte Hanks under this Agreement shall be absolute, unconditional and irrevocable, shall apply to the fullest extent authorized or permitted by any applicable law, under and shall be paid and performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:

(a)     Any lack of validity or enforceability of this Agreement;

(b)     the existence of any claim, set-off, defense or other rights which Harte Hanks may have at any time against the LLC or any other person or entity, whether or not in connection with this Agreement; or

(c)     Any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

4.       Representations and Warranties of Harte Hanks. Harte Hanks hereby represents and warrants to the LLC as follows:

(a)     Organization and Standing. Harte Hanks is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now being conducted.

(b)     Authority; Enforceability. Harte Hanks has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(c)     Execution of Agreement. This Agreement has been duly executed and delivered by Harte Hanks. The execution, delivery and performance of this Agreement will not cause any default, breach or violation of any provision of any material agreement to which Harte Hanks is a party or by which any of Harte Hanks’s assets are bound.

(d)     Validity of Agreement. This Agreement constitutes the legal, valid and binding obligation of Harte Hanks, enforceable in accordance with its terms.

(e)     Approvals. No approval, authorization, consent or other order or action of or filing with any governmental or administrative entity or any other person is required for the execution and delivery by Harte Hanks of this Agreement or such other agreements and instruments required hereunder or for the consummation by Harte Hanks of the transactions contemplated hereby or thereby.

(f)     Violation of Laws or Agreements. The making and performance of this Agreement and the other documents, agreements and actions required hereunder or thereunder will not violate any provisions of any law, federal, state or local rule or regulation, or any judgment, decree, award or order of any court or other governmental entity, agency or arbitrator to which Harte Hanks is subject.

5.      Termination. This Agreement shall remain in full force and effect and shall terminate on the later to occur of (i) the date that the Pledge Documents are terminated or (ii) the date that all obligations of Harte Hanks to the LLC, and all obligations of Harte Hanks hereunder have been paid in full and satisfied and; in each case, after the expiration of the period during which any payment by Harte Hanks is or may be subject to rescission, avoidance or refund under the United States Bankruptcy Code (or any similar state statute).

6.      Indemnification.

(a)     Harte Hanks hereby agrees to indemnify, protect, defend and hold harmless the LLC and its officers, managers, members, directors, employees, successors and assigns, (collectively, the “Indemnified Parties”), from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature and from any suits, claims or demands, including reasonable attorney’s fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Agreement or the transactions contemplated hereby (unless determined by a final judgment of a court of competent jurisdiction to have been caused solely by the gross negligence or willful misconduct of the Indemnified Parties) including without limitation:

(i)	by reason of any breach of any representation or warranty of Harte Hanks in this Agreement;

(ii)       by reason of, in connection with, or as a consequence of any default by Harte Hanks, in the performance or observance of any term, condition, covenant, or undertaking contained in this Agreement or any other document to be observed or performed by Harte Hanks in connection with the Loan;

(iii)      by reason of or in connection with any litigation or other proceeding in any way restraining, enjoining, questioning or affecting performance or obligation hereunder; and

(iv)      by reason of or in connection with its obligations under the Loan Documents and its obligation to pay fees and reimburse expenses to the LLC pursuant to this Agreement.

(b)     In case any action shall be brought against the LLC or any other Indemnified Party in respect to which indemnity may be sought against Harte Hanks, the LLC or such other Indemnified Party shall promptly notify Harte Hanks and Harte Hanks shall assume the defense thereof, including the employment of counsel selected by Harte Hanks and satisfactory to the LLC, the payment of all costs and expenses, and the right to negotiate and consent to settlement. The failure of the LLC to so notify Harte Hanks shall not relieve Harte Hanks of any liability it may have under the foregoing indemnification provisions or from any liability which it may otherwise have to the LLC or any of the other Indemnified Parties. The LLC shall have the right, at its sole option, to employ separate counsel in any such action and to participate in the defense thereof and retain its own counsel, and the fees and expenses of such counsel shall be reimbursed to the LLC pursuant to Section 2(c) hereof. Harte Hanks shall not be liable for any settlement of any such action effected without its consent, which consent shall not be unreasonably withheld, delayed or conditioned, but if settled with Harte Hanks’s consent, or if there shall be a final judgment for the claimant in any such action, Harte Hanks agrees to indemnify and hold harmless the LLC from and against any loss or liability by reason of such settlement or judgment.

(c)     The provisions of this Section 6 shall survive the repayment or other satisfaction of the obligations of Harte Hanks hereunder.

7.      Information Reporting and Confidentiality. During the term of this Agreement, Harte Hanks agrees to provide all information required to be provided to the Bank pursuant to the Loan Documents, to the LLC, pursuant to the same reporting deadlines as set forth in the Loan Documents (collectively, the “Reporting Information”). The LLC hereby agrees to maintain all Reporting Information provided to the LLC hereunder in strict confidence, and to use the same degree of care in protecting the Reporting Information as the LLC uses to protect its own confidential information; provided, however, that the LLC’s confidentiality obligations hereunder shall not apply to any Reporting Information which, (a) at the time of disclosure by Harte Hanks to the LLC is in the public domain, as evidenced by printed publication or otherwise; (b) after disclosure by Harte Hanks to the LLC becomes part of the public domain, by publication or otherwise, through no fault of the LLC; or (c) the LLC can show by reasonably convincing evidence that the Reporting Information already was in the LLC’s possession at the time of disclosure by Harte Hanks to the LLC hereunder and was not previously acquired, directly or indirectly, from Harte Hanks by the LLC on a confidential basis.

8.    Notices. All notices, requests, demands and other communications that this Agreement requires or permits shall be in writing and shall be sent by overnight courier providing delivery receipt, or by certified mail, return receipt requested, or by telecopy or hand delivery to the following addresses:

If to Harte Hanks:	Harte Hanks, Inc.
9601 McAllister Freeway, Suite 610
San Antonio, Texas 78216
Attention: Robert Munden, General Counsel
Telephone: 210-829-9135
Fax: 210-829-9139

If to the LLC:	HHS Guaranty, LLC
273 Walnut Street
Abilene, Texas 79601 Attention: David L. Copeland, Manager Telephone: 325-676-7724 Fax: 325-676-9908

All notices, requests, demands and other communications provided in accordance with the provisions of this Agreement shall be effective: (i) if sent by overnight courier or facsimile, when received, (ii) if sent by certified mail, return receipt requested, the third day after sending, or (iii) if given by hand delivery, when delivered.

9.     Amendments. The provisions of this Agreement may be amended only by a written agreement signed by Harte Hanks and the LLC.

10.      Governing Law and Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Texas, without regard to the conflicts of laws provisions.

11.      Continuing Obligation. This Agreement is a continuing obligation and shall (a) be binding upon Harte Hanks and its respective its successors and assigns, and (b) inure to the benefit of and be enforceable by the LLC against Harte Hanks (and its successors, transferees and assigns); provided, that Harte Hanks may not assign all or any part of its obligations hereunder without the prior written consent of the LLC.

12.       Savings Clause. Whenever possible, each provision of this Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

13.       Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity of any other provision of this Agreement, and such provision(s) shall be deemed modified to the extent necessary to make it enforceable.

14.        Survival of Representations and Warranties. All representations and warranties contained or incorporated herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement.

15.       Counterparts. This Agreement may be executed in more than one counterpart, including by facsimile signature, all of which, together, constitute one and the same instrument.

16.      No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto; there are no third-party beneficiaries of this Agreement other than the Indemnified Parties for purposes of indemnification hereunder.

17.       Entire Agreement. This Agreement embodies and reflects the entire agreement between the parties with respect to the matters set forth herein, and there are no other agreements, understandings, representations or warranties between the parties other than those set forth in this Agreement.

18.       Amendment and Restatement. This Agreement represents and amendment and restatement in its entirety of the Original Reimbursement Agreement. This Agreement shall not in any manner constitute or be construed as a novation, discharge, forgiveness, extinguishment or release of any obligation for amounts due under the Original Reimbursement Agreement, which obligations are amended and restated by this Agreement and shall continue in full force and effect.

[Signatures to Follow on Next Page.]

Wherein this Agreement is executed and effective as of the date set forth above.

LLC:

HHS GUARANTY, LLC

By:    /s/ David L. Copeland
David L. Copeland, Sole Manager

HARTE HANKS:

HARTE HANKS, INC.

By:     /s/ Jon C. Biro
Name:    Jon C. Biro
Title:    Executive Vice President & CFO

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